                                                                   Exhibit 10.2


                     AMENDMENT NO. 3 TO TERMS OF EMPLOYMENT
                                       of
                                GERALD J. ANGELI
                                      with
                              CONCORD CAMERA CORP.

         AMENDMENT No. 3, dated as of January 1, 2003, to Terms of Employment dated as of April 17, 2000, as heretofore amended (as amended, the "Agreement") by and between CONCORD CAMERA CORP. (the "Company") and GERALD J. ANGELI (the "employee").

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the Agreement is hereby amended as follows:

         1. Section 3 of the Agreement is hereby deleted and replaced in its entirety with the following:

         "3)      Term

                  The term hereof shall commence as of January 1, 2003 and shall continue thereafter, year-to-year, until terminated in accordance with Section 15 below. The employment may be terminated in accordance with Section 15 below at any time during the term."

         2. In the first sentence of Section 5 of the Agreement (entitled "Compensation"), the salary is hereby increased to $200,000 per annum effective as of January 1, 2003.

         3. Effective as of January 25, 2003, the previous Code of Conduct attached to the Agreement as Exhibit B (dated August 10, 2000) is hereby deleted and replaced in its entirety with the Exhibit B, dated January 12, 2003, attached hereto.

         4. Section 15 of the Agreement is deleted and replaced in its entirety with the following:

         "15)     Termination

                  The Company may terminate the employee for cause at any time without notice. "Cause" shall mean: (i) continued failure to obey reasonable instructions of the person(s) to whom the employee reports; (ii) continued neglect of duties and responsibilities; (iii) willful misconduct; (iv) fraud or dishonesty; (v) any action in bad faith which is to the detriment of the Company and/or any of its subsidiaries or affiliates; (vi) failure to comply with any of the provisions set forth in Exhibit A; or (vii) failure to comply with the Code of Conduct annexed as Exhibit B.

                  Either party may terminate at any time for any reason or for no reason upon giving the other party three (3) months' written notice. If the Company terminates the employee for any reason other than cause, or for no reason:

                           (a) if such termination is made effective immediately
                  or at any other time before the expiration of the foregoing 3-month notice period, then the Company shall pay the employee's base salary, in lieu of notice, for the remainder of such notice period (the "Notice Payments"); and

                           (b) as additional consideration for the covenants of
                  employee set forth in Section 16 and Exhibit A, then, after the Company has made any Notice Payments the employee is entitled to receive pursuant to subparagraph (a) of this section, the employee shall receive a payment (the "Non-Compete Payment") equal to up to twelve (12) months' of his base salary (net of required withholding). Notwithstanding any provision of this Agreement to the contrary, in no event shall the employee receive Notice Payments and/or a Non-Compete Payment which, when aggregated, exceed twelve (12) months' of his base salary. By way of example, if pursuant to this section: (i) the employee receives Notice Payments equal to one (1) month's base salary, then his Non-Compete Payment will be for eleven (11) months' base salary; (ii) the employee instead receives three (3) months' notice, such that there are no Notice Payments, then his Non-Compete Payment will be for twelve (12) months' base salary; or (iii) the employee receives Notice Payments equal to three (3) month's base salary, then his Non-Compete Payment will be for nine (9) months' base salary.

                  Any and all Notice Payments and the Non-Compete Payment shall be payable in installments (net of required withholding) in accordance with the Company's normal payroll schedule and shall not be payable simultaneously. The Company's obligation to make any Notice Payments and/or the Non-Compete Payment is conditioned upon the employee's prior and continued compliance with all provisions of this Agreement including, but not limited to, those set forth in Section 16 and Exhibit A.

                  If the employee's employment is terminated by the Company for cause, or by the employee, then the employee will not receive a Non-Compete Payment or any Notice Payments but all of his obligations under the provisions of this Agreement, including but not limited to those set forth in Section 16 and Exhibit A, nevertheless remain in full force and effect.

                  In the event that the employee's employment terminates for any reason at all, voluntarily or involuntary, benefits provided to the employee will terminate as of the last day of employment unless otherwise specified in any employee benefit plan or unless otherwise specified as a matter of law."

         5. Unless otherwise provided herein, all capitalized terms shall have the meaning assigned to such terms in the Agreement.

         6. Except as otherwise provided in paragraph 3 above, the foregoing amendments are effective as of January 1, 2003. Except as hereby amended, the Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.


EMPLOYEE:                                     CONCORD CAMERA CORP.


     /s/ Gerald J. Angeli                     By: /s/ Keith L. Lampert
---------------------------------                 -----------------------------
Gerald J. Angeli                                  Keith L. Lampert
                                                  Executive Vice President
                                                   Chief Operating Officer

Date:  4/15/03                                Date: 4/21/03
      ---------------------------                   ---------------------------

                                                                       Exhibit B





                              CONCORD CAMERA CORP.



                                 CODE OF CONDUCT

                            CERTIFICATE OF COMPLIANCE


         I hereby acknowledge receipt of the attached Concord Camera Corp. Code of Conduct and have read and understand it. I agree to abide by the terms of the Code of Conduct. I understand that any violation of the Code of Conduct will subject me to appropriate disciplinary action. I further understand and acknowledge that the Code of Conduct is not a contract of employment and does not alter my status as an at-will employee.


                                     --------------------------------------
                                                  (Signature)


                                     --------------------------------------
                                                 (Printed Name)


                                     --------------------------------------
                                                  (Position)


                                     --------------------------------------
                                                  (Address)


                                     --------------------------------------
                                                 (Date Signed)

                                    CONTENTS

I.       INTRODUCTION....................................................    1

II.      CITIZENSHIP AND PUBLIC RESPONSIBILITY...........................    1
         1.       Compliance with Laws...................................    1
         2.       Relations with Customers and Other Third Parties.......    2
         3.       Competition............................................    3
         4.       Proper Accounting and Financial Integrity..............    4

III.     USE OF COMPANY ASSETS, FACILITIES AND SERVICES..................    5
         1.       Improper Payments......................................    5
         2.       Political Contributions................................    6
         3.       Safeguarding Assets....................................    6

IV.      SELECTION OF VENDORS OF GOODS AND SUPPLIERS OF
         SERVICES........................................................    6

V.       CONFLICT OF INTEREST; CORPORATE OPPORTUNITIES...................    6

VI.      SECURITIES TRADING..............................................    8
         1.       Inside Information.....................................    8
         2.       Trading Guidelines.....................................    9
         3.       Reporting and Other Obligations........................    9

VII.     ACCURATE AND TIMELY PERIODIC REPORTS............................    10

VIII.    DISCLOSURE AND USE OF CONFIDENTIAL INFORMATION..................    10

IX.      OWNERSHIP OF INTELLECTUAL PROPERTY..............................    11

X.       COMPETITION WITH THE COMPANY....................................    12

XI.      ENVIRONMENT, HEALTH AND SAFETY..................................    13

XII.     EMPLOYMENT ISSUES...............................................    13
         1.       Equal Opportunity......................................    13
         2.       Harassment.............................................    13
         3.       Disability.............................................    13

XIII.    INTERNAL COMMUNICATION; ENFORCEMENT
         OF POLICY; REPORTING SUSPECTED NON-COMPLIANCE...................    14

XIV.     EFFECTS OF FAILURE TO COMPLY WITH CODE..........................    15

XV.      WAIVERS.........................................................    15

XVI.     CODE NOT A CONTRACT OF EMPLOYMENT...............................    15

XVII.    NAMES AND NUMBERS...............................................    16

                              CONCORD CAMERA CORP.
                                 CODE OF CONDUCT

I. INTRODUCTION

         This Code of Conduct is a statement by Concord Camera Corp. of the manner in which it intends to conduct its business activities. It sets forth the standards of conduct and ethics which Concord Camera Corp. requires of each of its directors, officers and employees and the directors, officers and employees of each of its subsidiary companies.

         This Code of Conduct is not an employment contract. It does not change the status of any at-will employee of Concord Camera Corp. or any of its subsidiary companies. Compliance with its terms, however, is a condition to continued employment and, as the case may be, directorship with Concord Camera Corp. and its subsidiary companies. Accordingly, each director, officer and employee of Concord Camera Corp. and each of its subsidiary companies must acknowledge receipt of this Code of Conduct and agree to be bound by its terms.

         Concord Camera Corp. reserves the right to modify this Code of Conduct, at its sole discretion. Concord Camera Corp. will update these standards from time to time as it deems appropriate to reflect changes in the legal and regulatory framework applicable to Concord Camera Corp., the business practices within its industry, its own business practices and the prevailing ethical standards of the community in which it operates. It is the responsibility of each and every individual director, officer and employee of Concord Camera Corp. and its subsidiaries to comply with this Code of Conduct.

         All references in this Code of Conduct to the "Company" include Concord Camera Corp. and each of its subsidiary companies.

II. CITIZENSHIP AND PUBLIC RESPONSIBILITY

         The Code of Conduct is intended to apply to all business activities conducted on behalf of the Company. The success of the Company is predicated on conducting its business affairs in a socially responsible manner, while seeking to promote the most important dynamic of a public company: earning the profits which make possible the continued existence and growth of the Company, satisfying investors' expectations of a fair return, providing jobs for employees, and contributing to the well-being of the various communities in which the Company does business.

         1. Compliance with Laws, Rules and Regulations

                  Recognition of the public interest must be a permanent Company commitment in the conduct of its affairs. The activities of all of the Company's employees, officers and directors (collectively referred to hereinafter as "Affiliates") acting on its behalf must always be in full compliance with applicable laws and governmental regulations. In this regard, no Affiliate should assist a third party in violating any applicable law or governmental regulation. When there is any doubt as to the lawfulness of any proposed activity, advice must be sought from the Company's Corporate Counsel or Chief Executive Officer who, where appropriate, will confer with counsel to the Company.

                  The Company is committed to:

                  o        maintaining a safe and healthy work environment;

                  o promoting a workplace that is free from discrimination or harassment based on any legally protected status including but not limited to sex, race, national origin, religion or age;

                  o supporting fair competition and laws prohibiting restraints of trade and other unfair trade practices; and

                  o conducting its activities in compliance with all applicable governmental laws, rules and regulations, including all applicable state and federal securities laws.

                  Violation of applicable laws or governmental regulations may subject the Company and any involved Affiliate to severe consequences, including injunctions, monetary damages (which could far exceed the value of any gain realized as a result of the violation, and which could be tripled in certain cases), fines, and criminal penalties, including imprisonment. Actual or apparent violations of applicable laws or governmental regulations by the Company and any involved Affiliate can also undermine the confidence of the Company's investors, creditors and bankers, as well as the general public.

         2. Relations with Customers and Other Third Parties

                  (a) It is the Company's fundamental objective and policy to:

                           o provide customers with quality merchandise and service at fair prices;

                           o deal with customers fairly, honestly and courteously;

                           o        ascertain and satisfy customers needs; and

                           o live up to obligations to customers and satisfy their complaints fairly and with dispatch, forever mindful of the fact that a satisfied customer is a valuable Company asset.

                  (b) The Company is also committed to promoting the values of honesty, integrity and fairness in the conduct of its business and sustaining a work environment that fosters mutual respect, openness and individual integrity. Affiliates are expected to deal honestly and fairly with the Company's customers, suppliers, competitors and other third parties. To this end, Affiliates shall not:

                           o make false or misleading statements to customers, suppliers or other third parties;

                           o make false or misleading statements about competitors;

                           o solicit or accept any fee, commission or other compensation for referring a customer to a third party vendor; or

                           o otherwise take unfair advantage of the Company's customers or suppliers, or other third parties, through manipulation, concealment, abuse of privileged information or any other unfair dealing practice.

         3. Competition

                  The purpose of the United States federal and state antitrust and trade practice laws is to preserve our free enterprise system. These laws are founded on the belief that the public interest is best served by vigorous and fair competition, free from collusive agreements among competitors. The Company is committed to this belief, and while the Company competes aggressively and creatively in its business activities, its efforts in the marketplace will be conducted in a fair and ethical manner in strict accordance with the letter and spirit of applicable antitrust and trade practice laws.

                  Affiliates must be aware of the serious criminal and civil consequences of violations of these laws. First, a violation of the antitrust laws may be prosecuted as a felony, and conviction may result in heavy corporate and individual fines, and substantial prison sentences. Second, injunctions obtained by the United States Department of Justice or a State Attorney General, or orders by the Federal Trade Commission ("FTC"), may place severe restrictions on the Company. Violation of an injunction is punishable by fine or imprisonment; and violation of an FTC Order can result in substantial monetary penalties. Finally, persons injured by violations of certain of the antitrust laws may sue and recover triple the amount of their actual damages.

                  The antitrust laws forbid collusion among competitors to restrain trade and attempts or conspiracies to monopolize by means of predatory or unfair tactics. They also prohibit certain restrictive arrangements with customers, particularly those that fix resale prices or otherwise unreasonably restrain customer sales or purchases of merchandise. Any agreement, mutual consent or understanding, whether expressed or implied, oral or written, may be sufficient to establish collusion. It is illegal to collude with competitors to:

                  (a) raise, lower, maintain, stabilize or otherwise fix prices, discounts, allowances, credit terms or any other price elements;

                  (b) fix the price at which merchandise will be purchased from suppliers or resold by customers;

                  (c)      limit or control production or sales;

                  (d) allocate customers or divide markets or marketing territories; or

                  (e)      boycott suppliers or customers.

                  No Affiliate may participate in any such collusive arrangement or practice with a competitor. Nor may any Affiliate engage in any predatory or unfair conduct designed to exclude competition; enter into, or discuss, any arrangement with a customer to fix resale prices; or, except with the prior approval of the Company's Chief Executive Officer, enter into any arrangement with a customer otherwise restricting the customer's ability to purchase or sell merchandise.

                  It is equally important to avoid contacts and dealings with competitors that might lead to an inference of collusion. Accordingly, no Affiliate may discuss with a competitor any of the above topics, including prices (past, present or future), pricing procedures, profit levels, selection of resources, merchandising plans or other competitive business information. If a simple refusal to participate is not sufficient to end the discussion, an Affiliate should leave the meeting and promptly report the incident to the Company's Chief Executive Officer who, where appropriate, will confer with counsel to the Company.

                  Trade associations, trade shows and similar activities are particularly sensitive because they provide an opportunity for gatherings of competitors. The Company supports only those trade associations and activities which perform useful and legitimate functions in our industry. Affiliates may attend activities of trade associations at which competitors are present only with management's approval.

         4. Proper Accounting and Financial Integrity

                  All financial transactions must be executed in accordance with management's general or specific authorization. The Company's books, records and accounts must reflect, accurately and fairly and within the Company's regular system of accountability, all of the Company's transactions and the acquisition and/or disposition of its assets. All transactions must be accurately recorded to permit the preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") consistently applied and other applicable rules, regulations and criteria, and to insure full accountability for all of the Company's assets and activities. Any proposed accounting adjustment that materially departs from GAAP must be reported to the Audit Committee of the Board of Directors of Concord Camera Corp. (hereinafter, the "Audit Committee") and the Company's independent auditors. In addition, all material off-balance-sheet transactions, arrangements and obligations (contingent or otherwise), and other relationships of the Company with unconsolidated entities or other persons that may have material current or future effects on the financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses must be disclosed to the Audit Committee and the Company's independent auditors. Under no circumstances may there be any unrecorded Company funds or assets, regardless of the purpose for which the funds or assets may have been intended, or any improper or inaccurate entry knowingly made on the Company's books and records. No payment on behalf of the Company may be approved or made with the intention or understanding that any part of the payment is to be used for a purpose other than as described by the documents supporting the payment.

                  All Affiliates must cooperate fully with the Company's internal audit staff, independent auditors, the Audit Committee and counsel to enable them to discharge their responsibilities to the Company. No Affiliate may interfere with or seek to improperly influence, directly or indirectly, the auditing of the Company's financial records. Violation of these provisions shall result in disciplinary action, up to and including termination, and may also subject the violator to substantial civil and criminal liability.

                  If an Affiliate becomes aware of any improper transaction or accounting practice concerning the resources of the Company, he or she should report the matter immediately to his or her supervisor or to a member of the Audit Committee. An Affiliate may also file a confidential, anonymous complaint with the Chairman of the Audit Committee, Ronald S. Cooper, if the Affiliate has information regarding questionable accounting or auditing matters. There will be no retaliation against Affiliates who disclose questionable accounting or auditing matters in good faith.

III. USE OF COMPANY ASSETS, FACILITIES AND SERVICES

         The use of Company assets, including proprietary information, facilities or services, for any unlawful, improper or unauthorized purpose is strictly prohibited.

         No Affiliate may make any expenditures or otherwise make any commitments affecting the Company's assets unless properly authorized.

         1. Improper Payments

                  No payments or gifts of anything of value (in money, property, discounts, services, rebates or otherwise), regardless of form, may be made or offered, directly or indirectly, in the conduct of the Company's affairs:

                  (a) to any domestic or foreign governments, agencies, officials, employees or agents, for purposes other than the satisfaction of lawful obligations; or

                  (b) to any private party, involving the use of the Company's assets or resources, except in the ordinary course of business.

                  Such payments or gifts, whether or not called gratuities and whether or not expressly or impliedly in exchange for certain conduct, may be perceived to be bribery or otherwise improper and are prohibited.

         2. Political Contributions

                  No contributions of Company assets or resources or use of its facilities, regardless of form, may be made or offered, directly or indirectly, by any Affiliate to any political party, or any candidate for, or holder of, political office, either domestic or foreign. Affiliates must refrain from applying any pressure on or harassment of other Affiliates in political matters.

                  These restrictions are not intended to prohibit or discourage Affiliates from making personal contributions to political candidates or parties of their choice, or from participating in the political process for their own account and on their own time. Personal political contributions by Affiliates, however, will not be reimbursed by the Company, directly or indirectly.

         3. Safeguarding Assets

                  Company assets must be safeguarded not only against inadvertent loss, but also against intentional misappropriation. Assets include not only cash, fixtures, furniture and equipment, but also merchandise, business and product plans, trade secrets and other proprietary or confidential information and related matters.

IV. SELECTION OF VENDORS OF GOODS AND SUPPLIERS OF SERVICES

         The selection of a vendor or supplier of goods and/or services to the Company must be based on quality, need, performance and cost.

         In dealing with vendors, it is the responsibility of all Affiliates to actively promote the best interests of the Company, within legal limits, through aggressive attention to opportunities and to obtaining fair terms and treatment for the Company.

V. CONFLICT OF INTEREST; CORPORATE OPPORTUNITIES

         No Affiliate may directly or indirectly engage or participate in, or authorize, any transaction or arrangement involving, or raising questions of, possible conflict, whether ethical or legal, between the interests of the Company and the personal interests of the Affiliate.

         No Affiliate or any member of his or her family may, directly or indirectly, acquire or hold any beneficial interest of any kind in any firm or entity ("Related Company") that does, or in the recent past did, business with the Company, or which is currently or prospectively competing in any manner with the Company. This prohibition does not apply to the acquisition or holding of any security in a Related Company through a mutual fund or of any interest therein not in excess of 1% of any class of securities listed on a national securities exchange or traded in an established over-the-counter securities market. Activities and holdings which have the appearance of impropriety must also be avoided.

         No Affiliate or any member of his or her family may, directly or indirectly, seek, accept or retain gifts or other personal or business favors from any Related Company or from any individual or organization seeking to do business with the Company. Such personal or business favors include any type of gift, gratuity, use of facilities, favor, entertainment, service, loan, fee or compensation or anything of monetary value. Specific exceptions to this prohibition will be made if there is no reasonable likelihood of improper influence in the performance of duties on the part of the Affiliate on behalf of the Company and if the personal benefit falls into one of the following categories:

         o normal business courtesies, such as meals, involving no more than ordinary amenities;

         o paid trips or guest accommodations in connection with the Company's business and with the prior approval of the Chief Financial Officer or Chief Executive Officer;

         o fees or other compensation received from any organization in which membership or an official position is held, but only if approved by the Chief Financial Officer or Chief Executive Officer;

         o loans from financial institutions made in the ordinary course of their business on customary terms and at prevailing rates;

         o gifts of nominal value (less than $100) during the holiday season.

         No Affiliate or any member of his or her family may serve as a director, officer or employee of, or consultant to, or otherwise operate, a competitor or a Related Business without the prior approval of the Company's Chief Financial Officer or Chief Executive Officer who, where appropriate, will confer with counsel to the Company. For purposes of this section, the term "family" shall include spouse, minor or adult children or step-children, parents, grandparents, grandchildren, or individuals residing in the employee's household, whether or not related.

         If any Affiliate, or member of his or her family, directly or indirectly owns a financial interest in, or has an obligation to, a Related Business, and if that interest or obligation is significant to the Affiliate or family member, neither the Affiliate nor his or her family member may conduct business with the Related Business without the prior written approval of the Company's Chief Financial Officer or Chief Executive Officer who, where appropriate, will confer with counsel to the Company.

         No Affiliate and no member of his or her family member may act as a broker, finder or other intermediary for his or her benefit, or for the benefit of any third party, in any transaction involving the Company without the prior written approval of the Company's Chief Financial Officer or Chief Executive Officer who, where appropriate, will confer with counsel to the Company.

         Gifts or entertainment which have an aggregate value in any year in excess of $100 are considered to be excessive and may not be accepted by any Affiliate. This prohibition shall also apply to common courtesies and hospitalities if their scale or nature would in any way appear to affect the impartiality of the Affiliate or imply a conflict of interest. However, this prohibition is not meant to preclude an Affiliate's acceptance of business entertainment that is not intended to influence his or her obligations to the Company and which is reasonable in nature, frequency and cost; for example, a lunch, dinner or occasional athletic, social or cultural event, or participation in corporate promotional events.

         An Affiliate must make every effort to refuse to accept, or to return, any gift or gifts from a Related Business exceeding $100 in value. If the Affiliate determines that the donor would be insulted or embarrassed if the gift is refused or returned, a conflict can be avoided by promptly reporting the gift to the Affiliate's supervisor, if applicable, and delivering to that person the gift or a check payable to the Company for the fair value of the gift (which the Company will then donate to charity).

         Directors and officers shall notify the Corporate Counsel, and employees shall notify their immediate supervisor, of the existence of any actual or apparent conflict of interest and/or any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

VI. SECURITIES TRADING

         1. Inside Information. Affiliates may not disclose material nonpublic (i.e., "inside") information concerning the Company to anyone not employed by the Company, or to any Affiliate who has no business need for such information, unless and until the information has been publicly released by the Company.

         Affiliates are also prohibited from buying or selling, directly or indirectly through third parties, the publicly-traded securities of any company, including the Company, on the basis of material nonpublic information concerning, or obtained directly or indirectly from or through, the Company.

         What is "material"? Material information is information that would be expected to affect either the investment decision of a reasonable investor or the market price of the stock. Material information may include information (whether positive or negative) relating to earnings, dividend actions, mergers or acquisitions, new products, personnel changes, labor operations, marketing changes or other matters, each depending upon all the relevant facts and circumstances. It may at times be difficult to determine materiality, particularly on a prospective basis, and the facts in each case must be carefully weighed. It should be remembered that plaintiffs who challenge and judges who rule on particular transactions or activities have the benefit of hindsight. Therefore, whenever there is any question concerning materiality, the Affiliate should either refrain from trading or consult the Company's Corporate Counsel or Chief Executive Officer who, where appropriate, will confer with counsel to the Company.

         What is "non-public"? Information is non-public if it has not been disseminated in the Company's annual or periodic reports to shareholders, has not previously been the subject of a widely disseminated press release intended for and made available to the public, or has not been widely reported in the media, market letters, statistical services or the like. The mere existence of widespread rumors or unconfirmed press speculation concerning the information, however, does not mean that the information has been adequately disseminated.

         2. Trading Guidelines. Investment by Affiliates in the Company's stock is generally desirable and should not be discouraged. However, such investments must be made with caution and with recognition of the legal prohibitions concerning the use by corporate "insiders" of confidential information for their own profit. Guidelines to aid employees in determining when trading in the Company's stock are appropriate are set forth below. It should be noted that "trading" includes not only purchases and sales, but also exercises of options, warrants, puts and calls, etc. The prohibition on the use of material inside information also extends to the securities of other entities, such as Related Companies, as to which an Affiliate may become in possession of non-public information in the course of his or her employment by the Company.

                  A. An Affiliate may not trade if the Affiliate has knowledge of material information about the Company which has not been made widely available to the investing public. If there are questions whether information may be material, or if it has not been made widely available to the investing public, the matter should be discussed with the Company's Corporate Counsel or Chief Executive Officer who, where appropriate, will confer with counsel to the Company. Once information has been released by the Company, an Affiliate must still refrain from trading until sufficient time has passed to insure that the information has been made widely available to the investing public. In most cases, an Affiliate should refrain from trading until 48 hours after release by the Company of the information. If there are questions as to whether it is appropriate to trade in given circumstances, the Affiliate should contact the Company's Corporate Counsel or Chief Executive Officer for advice before trading.

                  B. Officers and directors may not trade, without prior permission, during any period which counsel to the Company has designated as a limited trading period for the Company, whether or not they possess any material inside information about the Company. While the reasons for a limited trading period or entry on a restricted list will generally not be given, counsel to the Company will attempt to limit the restrictions to those reasonably necessary in the best interests of the Company.

                  C. Directors of the Company and officers who have been designated by the Board of Directors as "officers" for securities law reporting purposes (hereinafter "Executive Officers") must always obtain prior permission from the Compliance Officer before trading. Other officers may trade if no limitation on trading has been declared and the officer does not possess any material information about the Company which has not been publicly disclosed.

         3. Reporting and Other Obligations. Executive Officers, directors and significant beneficial owners of the Company's common stock are also subject to specific reporting and other requirements under federal and state securities laws. Each of these persons will receive questionnaires and requests for information from the Company from time to time to aid the Company in complying with these laws. It is incumbent upon such persons to provide such information promptly, fully and accurately. Each person who is or becomes a beneficial owner of 10% or more of any class of the Company's securities must also comply with the reporting requirements and liability provisions of Section 16 of the Securities Exchange Act of 1934.

VII. ACCURATE AND TIMELY PERIODIC REPORTS

         The Company is committed to providing investors with full, fair, accurate, timely and understandable disclosure in the periodic reports that it files with the U.S. Securities and Exchange Commission ("SEC") and in other public communications made by the Company. To this end, the Company shall:

         o maintain a system of internal accounting controls that will provide reasonable assurances to management that all transactions are properly recorded;

         o maintain books and records that accurately and fairly reflect the Company's transactions;

         o maintain a system of disclosure controls and procedures that will provide reasonable assurance to management that material information about the Company is made known to senior management, particularly during the periods in which the Company's periodic reports are being prepared; and

         o present information in a clear, understandable and orderly manner in the Company's periodic reports.

         All Affiliates are required to cooperate with management of the Company to help achieve these goals.

VIII. DISCLOSURE AND USE OF CONFIDENTIAL INFORMATION

         Safeguarding confidential information concerning the Company, its present and prospective business, and its customers, suppliers and investors is essential to the successful conduct of the Company's business.

         All information developed within the Company with respect to its business is confidential and must not be disclosed or otherwise made available to any person who is not an Affiliate. If any Affiliate is required by a court of law or by any governmental body to disclose or otherwise make available such information, the Affiliate must promptly notify the Company's Chief Executive Officer of this requirement so that the Company may exhaust its legal rights to maintain the confidentiality of such information or to limit its further disclosure.

         All external communications intended for the general public, the financial community or the press regarding the Company or its business must be approved in advance by the Company's Chief Executive Officer, its Chief Financial Officer, and by counsel to the Company.

         Confidential information encompasses all information relating to: (A) the business affairs and operations of the Company which is not otherwise available as public information and includes, but is not limited to, information or materials concerning (i) vendors, suppliers and customers of the Company (including mailing lists, credit card or charge card numbers, price and mark-up determinations, sales or sales trends, and costs of products or services paid by the Company), (ii) Company budgets, business plans and marketing plans, and
(iii) proprietary products or processes and any other confidential or nonpublic information concerning copyrights, trademarks, trade names, service marks, inventions, patents and products; and (B) all confidential information relating to any third party with whom the Company is under an obligation of confidentiality. This information may take a variety of forms, including:

         o        Confidential or proprietary business documents

         o        PC disks containing confidential or proprietary information

         o        Blueprints or design idea sketches

         o        Restricted vendor, supplier or customer information

         o        Financial data

         o        Payroll documents or reports

         Each Affiliate must keep all papers which include or reflect confidential information at the principal place of business of the Company or at such other place or places as the Company may designate from time to time. All such confidential information should be securely maintained by each Affiliate and should not be left out in the open or otherwise accessible to unauthorized persons, and should not be carelessly discarded or discussed in public (e.g., in an elevator where unauthorized persons may have access to it).

         Upon the termination of any Affiliate's employment with the Company, the Affiliate must deliver to the Company all documents, papers, records, files, recordings, digital and electronically stored information, computer or word-processing software, and any and all other materials containing confidential information; and the Affiliate may not retain any copies, duplicates, summaries or other descriptions of any of these materials.

         Each Affiliate is bound by these obligations with respect to the confidential information of the Company not only during the period of his or her employment with the Company, but also following the termination of his or her employment with the Company.

IX. OWNERSHIP OF INTELLECTUAL PROPERTY

         Any and all inventions (i) which are made, conceived, developed or enhanced by any Affiliate, either alone or together with others, during his or her employment with the Company, and (ii) which relate to the business or operations of the Company, or result from any work performed by the Affiliate for the Company, are the sole property of the Company and the Affiliate waives any and all right or interest that he or she may otherwise have with respect to any such invention. The term "inventions" means discoveries, improvements and ideas (whether or not patentable or copyrightable) which relate to any aspect of the Company's activities or business, or which are made through the use of the Company's materials, equipment or facilities.

         Any Affiliate who makes, conceives, develops or enhances any such inventions during the term of his or her employment with the Company must promptly and fully inform the Company in writing of such inventions and, if requested by the Company, execute, acknowledge and deliver to the Company such written instruments, and do such other acts or render such assistance, as may be necessary or appropriate, in the opinion of the Company, to confirm the title of the Company to such inventions and its right to obtain and maintain letters patent or similar protection with respect thereto.

X. COMPETITION WITH THE COMPANY

         No Affiliate may, during the term of his or her employment with the Company, engage in any of the following activities, directly or indirectly:

                  (a) be or become interested in or associated with, or represent or otherwise render assistance or services to (whether as an officer, director, stockholder, partner, consultant, contractor, owner, employee, agent or creditor, or otherwise), any business that is then, or which then proposes to become, a competitor of the Company anywhere in the world; except that the Affiliate may own, solely as an investment, the securities of any business if such ownership is (i) not as a controlling person of such business; (ii) not as a member of a group that controls such business, and (iii) not as a direct or indirect beneficial owner of 5% or more of any class of securities of such business and such business is listed on a national securities exchange or traded in an established over-the-counter securities market;

                  (b) induce or seek to influence any other Affiliate (or any consultant to) the Company to leave its employ (or terminate its consultancy) or to become financially interested in a similar business;

                  (c) aid a competitor or supplier of the Company in any attempt to hire any person who has been employed by, or who was a consultant to, the Company within the one-year period preceding the date of any such aid;

                  (d) induce or attempt to influence any person who was a customer or supplier of the Company during such period to transact business with a competitor of the Company or not to do business with the Company;

                  (e) provide any business or assistance directly or indirectly to any competitor or supplier of the Company or to any person formerly employed by the Company or formerly acting as a consultant to the Company; or

                  (f) aid, assist or transact any business with any person who was an employee of, or a consultant to, any customer of the Company.

         These restrictions, however, do not prohibit any Affiliate from (i) serving on the board of directors of a reasonable number of other corporations not engaged in competition with the Company or the boards of a reasonable number of trade associations and/or charitable organizations; (ii) engaging in charitable activities and community affairs; or (iii) being involved in other business transactions, provided only that these activities do not interfere with the proper performance of his or her duties and responsibilities as an Affiliate of the Company.

XI. ENVIRONMENT, HEALTH AND SAFETY

         The Company is committed to environmental, health and safety protection for its Affiliates, customers, neighbors and others who may be affected by its products or activities.

         The laws and regulations in this area are complex, and violations can result in severe criminal and civil penalties for the Company and responsible Affiliates. If an Affiliate is faced with an environmental, health or safety issue, the Affiliate should promptly contact the Company's executive in charge of the office in which the Affiliate works to discuss that matter.

XII. EMPLOYMENT ISSUES

         1. Equal Opportunity. The Company affords equal opportunity for employment, including equal treatment in hiring, promotion, training, compensation, termination and disciplinary action, to all individuals regardless of race, color, religion, national origin, sex (except where sex is a bona fide occupational qualification), sexual preference, marital status, veteran status, physical or mental disability (except where the disability is a job-related disqualifying factor), or any other status protected by law. Unlawful discrimination can expose the Company to substantial damages and unfavorable publicity. All Affiliates are required to conduct their Company activities with due regard to this policy.

         2. Harassment. It is the Company's policy to maintain a work environment free from all forms of harassment and to insist that all Affiliates be treated with dignity, respect and courtesy. Any comments or conduct relating to a person's race, religion, age, sex or ethnic background that fail to respect the dignity and feelings of the individual are unacceptable. Also unacceptable are comments or conduct of a sexual nature, where such behavior tends to threaten or offend a fellow Affiliate. Affiliates are cautioned that even joking or mild comments or conduct may violate this policy. It is the Company's goal that such comments or conduct not occur and should they occur, that they be rectified fairly and quickly.

         3. Disability. The Company is required to make reasonable accommodations to the known physical or mental limitations of a qualified employee or applicant with a disability if, with these accommodations, the person can perform the essential functions of his or her job. The Company may be excused from making a reasonable accommodation if the accommodation would impose an "undue hardship" on its business.

XIII. INTERNAL COMMUNICATION; ENFORCEMENT OF POLICY; REPORTING SUSPECTED NON-COMPLIANCE

         1. Internal Communication

            The policies contained in this Code of Conduct will be communicated to all Affiliates, each of whom will be required to sign the attached Certificate of Compliance. New Affiliates will be required to do so at the date of their initial employment and at least annually thereafter. Other Affiliates will be required to do so upon their receipt of this Code of Conduct and at least annually thereafter.

         2. Enforcement of Policy; Reporting Suspected Non-Compliance

            a. General Policy. To assist in the administration of the Code of Conduct, the Company has established the position of Compliance Officer. The Company's Corporate Counsel, Ann Neal Telfer, is currently acting as the Compliance Officer. As part of its commitment to ethical and legal conduct, the Company expects its Affiliates to bring to the attention of the Compliance Officer, or any of the people he or she designates, information about suspected violations of this Code of Conduct or of law by any Affiliate or agent of the Company. Employees who have information about suspected improper accounting or auditing matters should bring it to the attention of their supervisors and/or a member of the Audit Committee, or submit an anonymous complaint. Employees are required to come forward with any such information, without regard to the identity or position of the suspected offender. The Company will treat the information in a confidential manner to the extent possible (consistent with appropriate evaluation and investigation) and will seek to ensure that no acts of retribution or retaliation will be taken against anyone for making a report in good faith.

            Because failure to report criminal activity can itself be understood to condone the crime, we emphasize the importance of reporting. Failure to report knowledge of wrongdoing may result in disciplinary action against those who fail to report.

            b. Complaint Procedure. Information about known or suspected violations by any Affiliate or agent of the Company should be reported promptly. Whenever practical an employee should do so in writing. Reports of violations will be investigated under the Compliance Officer's supervision, as he or she finds appropriate. Employees are expected to cooperate in the investigation of reported violations.

            c. Confidentiality. In order to encourage uninhibited communication of such matters, such reports will be treated confidentially to the fullest extent possible. Affiliates should be aware that the Compliance Officer, and those assisting him or her are obligated to act in the best interests of the Company, and do not act as personal representatives or lawyers for employees or other Affiliates.

            d. Protection Against Retaliation. Retaliation in any form against an individual who reports a violation of this Code of Conduct or of law, even if the report is mistaken, or who assists in the investigation of a reported violation, is itself a serious violation of this Code of Conduct. Acts of retaliation should be reported immediately and will be disciplined appropriately.

XIV. EFFECTS OF FAILURE TO COMPLY WITH CODE

         Conduct violative of this Code is expressly forbidden. It is important that each Affiliate comply not only with the letter but, equally importantly, with the spirit of this Code. Any Affiliate whose conduct violates this Code will be subject to disciplinary action by the Company, including, in the Company's discretion, discharge and/or forfeiture of any benefits or rights (including contractual rights) which, under applicable law, are forfeitable upon a discharge for cause, and to the enforcement of such other remedies as the Company may have under applicable law.

         The summaries of laws contained in this Code are brief and necessarily omit many subtleties and variations that exist in such laws, as well as other laws that may impose requirements upon the Company. In addition, laws which affect the Company may be supplemented, amended or repealed from time to time. Therefore, an Affiliate should request prior advice from the Company's Corporate Counsel or Chief Executive Officer who, where appropriate, will confer with counsel to the Company, if the Affiliate has any question or uncertainty concerning the impact of applicable laws upon his or her Company activities.

XV. WAIVERS

         A waiver of a provision of this Code of Conduct may be made for a director or Executive Officer only if approved by resolution of the Company's Board of Directors. A provision of this Code of Conduct may be waived for any other Affiliate only with the approval of the Company's Chief Executive Officer. Any waiver of this Code granted to a director or Executive Officer, and any changes made to this Code, will be publicly disclosed in a prompt manner as required by applicable laws and regulations.

XVI. CODE NOT A CONTRACT OF EMPLOYMENT

         This Code is not a contract of employment nor is it meant to limit the Company's rights to discipline or terminate employees for any acts or omissions, including those not set forth as part of this Code of Conduct. Neither does this Code of Conduct change the status of any at-will employee. The Company retains all of its rights in connection with the discipline and/or termination of Affiliates. This Code of Conduct is in addition to any employment contract that an Affiliate may have with the Company.

XVII. NAMES AND NUMBERS


Chief Executive Officer                     Ira B. Lampert                     (954) 331-4203

Chief Financial Officer                     Rick Finkbeiner                    (954) 331-4257

Corporate Counsel                           Ann Neal Telfer, Esq.              (954) 331-4212

Outside Counsel                             Ralph Sutcliffe, Esq.              (212) 479-6000
                                            Kronish Lieb, Weiner
                                             & Hellman
                                            1114 Ave. of the Americas
                                            New York, NY  10036

Chairman of the Audit Committee             Ronald S. Cooper                   (516) 487-0863
                                            3 West Woods Road
                                            Great Neck, NY 11020
